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                            FIRST AMENDMENT TO SECOND
                       AMENDED AND RESTATED LOAN AGREEMENT


         This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AGREEMENT (the "First Amendment") dated May 19, 1998 is by and between VENUS EXPLORATION, INC., a Delaware corporation, formerly known as XPLOR CORPORATION, a Delaware corporation (the "Borrower") and WELLS FARGO BANK (TEXAS), N.A., a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, Bank and Borrower entered into that certain Second Amended and Restated Loan Agreement dated December 22, 1997 (the "Loan Agreement"), pursuant to which Borrower obtained a credit facility in the amount of up to the lesser of the Borrowing Base (as defined in the Loan Agreement) or the Commitment (as defined in the Loan Agreement); and

         WHEREAS, Borrower and Bank now desire to amend the Loan Agreement as hereinafter set forth in order to modify certain terms of the Loan Agreement to, among other things, establish the current Borrowing Base and modify certain financial covenants.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Except as otherwise provided, unless the context hereof indicates otherwise, all capitalized terms used herein shall have the same meaning as such capitalized terms are defined in the Loan Agreement.

                  (a) The definition of "Current Ratio" is hereby deleted in its entirety and the following substituted therefor:

                           "Current Ratio shall mean the ratio of the sum of all
                  assets of Borrower that are classified as current assets on the balance sheet of Borrower in accordance with GAAP, plus an amount equal to the unused availability under the Borrowing Base; to all accounts payable and other current liabilities of Borrower required to be accrued on the balance sheet of Borrower in accordance with GAAP, excluding current maturities of the Obligations; provided, however, if any portion of the Debt due to Stratum under the Stratum Documents should be classified as a current liability, such amount shall be excluded from the calculation of this ratio."

                  (b) The definition of "Prime Rate" is hereby deleted in its entirety and the following substituted therefor:

                           "Prime Rate shall be the rate most recently announced
                  by Bank at its principal office as its "Prime Rate". Prime Rate is one of Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate. Any change in the interest rate resulting from a change in such Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in Prime Rate is announced by Bank."

         2. Borrowing Base. Section 2.2(b) of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "(b) After receipt of all of the information required
                  by Section 2.2(a), Bank may redetermine the amount of the Borrowing Base in accordance with the customary practices of Bank for oil and gas loans to be effective as of April 1 and October 1 of such year. In connection with the initial Redetermination of the Borrowing Base as set forth herein, Borrower agrees to pay to Bank an Engineering Fee in the amount of $2,500. Thereafter, upon each subsequent delivery to Bank of the information required by 2.2(a), Borrower shall pay to Bank an Engineering Fee in the amount of $2,500.




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                  Until the next determination of the amount of the Borrowing
                  Base by Bank on or about June 1, 1998, the amount of the Borrowing Base as of the Closing Date shall be deemed to be $5,250,000. Until each new determination of Borrowing Base is made by Bank, the amount of the Borrowing Base shall be deemed to be the Borrowing Base last deemed or calculated, as the case may be. In addition to the foregoing, Bank or Borrower may initiate a redetermination of the Borrowing Base at any other time as it so elects, provided, however, that Borrower may initiate only two (2) such unscheduled redeterminations during any consecutive twelve (12) month period by specifying in writing to Bank the date on which Borrower will furnish the information required by Section 2.2(a) and the date on which it desires such redetermination to occur. Bank shall have at least forty-five (45) days after the delivery of the information required by Section 2.2(a) to make any unscheduled redetermination of the Borrowing Base requested by Borrower. Bank may, at any time and at its expense, initiate an unscheduled redetermination of the Borrowing Base by specifying in writing to Borrower the date by which Borrower is to furnish the information required by Section 2.2(a) (excluding the information required by Section 2.2(a)(i)) and the projected date on which such redetermination is to occur. Failure of Borrower to timely furnish such information required by Section 2.2(a) shall not preclude Bank's right to redetermine the Borrowing Base based on information previously furnished to Bank. Bank shall promptly notify in writing Borrower of the new Borrowing Base. Any redetermination of the Borrowing Base shall not be effective until written notice is sent to Borrower."

         3. Tangible Net Worth. Section 6.17 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

                           "6.17 Tangible Net Worth. Borrower shall not permit
                  its Tangible Net Worth to ever be less than $5,250,000."

         4. Year 2000 Compliance. A new Section 6.33 shall be added to the Loan Agreement as follows:

                           "6.33 Year 2000 Compliance. Borrower shall perform
                  all acts reasonably necessary to ensure that (i) Borrower and any business in which Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all of Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to Bank such certifications or other evidence of Borrower's compliance with the terms of this paragraph as Bank may from time to time require."

         5. Arbitration Program. Exhibit 8.4(b) of the Loan Agreement shall be deleted in its entirety and replaced with Exhibit 8.4(b) attached hereto.

         6. Ratifications. The terms and provisions as set forth in this First Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement, and except as expressly modified and superseded by this First Amendment, the terms of the Note and any and all other Loan Documents executed in connection therewith or hereunto are hereby ratified and confirmed and shall continue in full force and effect. Borrower and Bank agree that the Loan Agreement, as amended hereby, the Note and the other Loan Documents shall continue to be the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms.

         7. Representations and Warranties. Borrower hereby represents and warrants to Bank that (i) the execution, delivery and performance of this First Amendment, and the other documents to be executed and delivered as required hereby have been duly authorized by all requisite action on the part of Borrower; (ii) after giving effect to this First Amendment, the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document executed in connection herewith or therewith are true, correct and complete on and as of the date hereof as though made on and as of the date hereof; and (iii) after giving effect to this First Amendment, no Event of Default or Potential Default has occurred and is continuing.



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         8.       Covenant Deviation and Waiver. As of December 31, 1997,
Borrower failed to observe or maintain compliance with the Tangible Net Worth requirement set forth in Section 6.17 of the Loan Agreement. Borrower has requested, and Bank has approved, a deviation from such compliance with respect to such time period. It is understood and agreed that Bank's consent to such deviation shall in no way act as a waiver of any covenants, restrictions, rights or remedies with respect to the Loan Agreement, but that such deviation shall apply only to the specific matter and instance set forth hereinabove.

         9. Status of Claims. Borrower hereby represents and warrants to Bank that no facts, events, status or conditions presently exist which, either now or with the passage of time or the giving of notice or both, presently constitute or will constitute a basis for any claim or cause of action against Bank, or any defense to the payment of any of the Obligations. Borrower hereby releases, relinquishes and forever discharges Bank, its successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, whether known or unknown, present or future, which Borrower may have against Bank, its successors, assigns, agents, officers, directors, employees and representatives, arising out of or with respect to any and all transactions relating to the Loan Agreement, this First Amendment, or any Loan Document, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Bank, its successors, assigns, agents, officers, directors, employees or representatives.

         10. Conditions Precedent to Effectiveness of First Amendment. This First Amendment shall become effective and be deemed effective upon receipt by Bank of the following:

                  (i) counterparts of this First Amendment duly executed by Borrower and Bank;

                  (ii) a copy of resolutions approving this First Amendment, and authorizing the transactions contemplated herein or therein duly adopted by the Executive Committee of the Board of Directors of Borrower, accompanied by a certificate of the duly authorized Secretary of Borrower, that such copy is a true and correct copy of resolutions duly adopted by the Executive Committee of the Board of Directors of Borrower, and that such resolutions constitute all the resolutions adopted with respect to such First Amendment and the transactions contemplated herein, and have not been amended, modified or revoked in any respect and are in full force and effect as of the date hereof;

                  (iii) payment by Borrower of an Engineering Fee in the amount of $2,500 as required by Section 2.2(b);

                  (iv) there shall not have been, in the sole judgment of Bank, any material adverse change in the financial condition, business or operations of Borrower;

                  (v) payment by Borrower of the fees and expenses of counsel to Bank in connection with the preparation and negotiation of this First Amendment and all documents and instruments contemplated hereby; and

                  (vi) the execution and delivery by Borrower of such additional documents and instruments that Bank and its counsel may deem necessary to effectuate this First Amendment or any document executed and delivered to Bank in connection herewith or therewith.

         11. Execution Counterparts. This First Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         12. Governing Law. This First Amendment shall be governed by and construed in accordance with the internal Laws of the State of Texas.

         13. Successors and Assigns. This First Amendment is binding upon and shall inure to the benefit of Borrower and Bank and their respective successors and assigns; provided, however, Borrower may not assign or transfer any of their rights or obligations hereunder without the prior written consent of Bank.





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         14.     Headings. The headings, captions and arrangements used in this
First Amendment are for convenience only and shall not effect the interpretation of this First Amendment.

         15. NO ORAL AGREEMENTS. THIS FIRST AMENDMENT, TAKEN TOGETHER WITH THE OTHER LOAN DOCUMENTS AND ALL SCHEDULES AND EXHIBITS THERETO, REPRESENTS THE FINAL AGREEMENT OF THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         16. AGREEMENT FOR BINDING ARBITRATION. THE PARTIES AGREE TO BE BOUND BY THE TERMS AND PROVISIONS OF THE CURRENT ARBITRATION PROGRAM OF WELLS FARGO BANK (TEXAS), N.A., WHICH IS INCORPORATED BY REFERENCE HEREIN AND IS ACKNOWLEDGED AS RECEIVED BY THE PARTIES, PURSUANT TO WHICH ANY AND ALL DISPUTES SHALL BE RESOLVED BY MANDATORY BINDING ARBITRATION UPON THE REQUEST OF EITHER PARTY.

                                       "BORROWER"

                                       VENUS EXPLORATION, INC.


                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------

                                       "BANK"

                                       WELLS FARGO BANK (TEXAS) N.A.


                                       By:
                                           ------------------------------------
                                                 Theodore M. Nowak
                                                 Vice President






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                                 EXHIBIT 8.4(b)

WELLS FARGO BANK (TEXAS), N.A.                              ARBITRATION PROGRAM


         (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in Texas selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration hereunder.

         (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the Texas State Bar with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of Texas, (ii) may grant any remedy or relief that a court of the state of Texas could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Texas Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of Texas, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators




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are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of Texas. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of Texas.

         (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.




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